UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

ARCADIA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

202 Cousteau Place, Suite 105

Davis, CA 95618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Friday, January 19, 2018

Dear Stockholders of Arcadia Biosciences, Inc.:

We are pleased to invite you to attend our Special Meeting of Stockholders to be held on Friday, January 19, 2018 at 2:00 p.m. Pacific Time at the offices of Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, California 95618 (the “Special Meeting ”). At the Special Meeting, we will ask you to consider the following proposal:

•

To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our shares of Common Stock at a ratio not less than 10-to-1 and not greater than 20-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before January 31, 2018 without further approval or authorization of our stockholders (the “Reverse Stock Split”); and

•	To transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

We are proposing the Reverse Stock Split in order to facilitate the continued listing of our Common Stock on the Nasdaq Capital Market (the "Capital Market"). As we have previously disclosed to our stockholders, we believe that the Capital Market will delist our Common Stock if we are unable to maintain a closing bid price for our Common Stock at or in excess of $1.00 per share for at least 10 consecutive business days by February 12, 2018.

On February 14, 2017, we received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”)  indicating that for 30 consecutive business days our common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5450(a)(1) (“Rule”). On July 21, 2017, we transferred the listing of our common stock to the Capital Market, and as a result, the Company was afforded the remainder of the 180 day period, or until August 14, 2017, to regain compliance with the minimum $1 bid price per share requirement. As of August 14, 2017, we were still not in compliance with the minimum $1 bid price per share requirement. However, Nasdaq has determined that the Company has until February 12, 2018, to regain compliance with the Minimum Bid Price requirement. Although there can be no assurance, it is the Company's belief that the Reverse Stock Split will result in the minimum bid price of the Company's Common Stock to meet or exceed $1.00 per share for the required period of time.

After careful consideration, our Board of Directors has determined that the proposed amendment to our Restated Certificate implementing the Reverse Stock Split is fair to and in the best interests of the Company and its stockholders, and has recommended that you vote or give instruction to vote "FOR" approval of this proposal.

Our Board of Directors has fixed the close of business on December 15, 2017 as the record date for the Special Meeting. Stockholders of record as of December 15, 2017 may vote at the Special Meeting or any postponements or adjournments of the meeting. This notice of special meeting, proxy statement, and form of proxy are being made available on or about December __, 2017.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Matthew T. Plavan

Chief Financial Officer & Corporate

Secretary

Davis, California

December __, 2017

Whether or not you expect to participate in the Special Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Special Meeting.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Friday, January 19, 2018

i

ARCADIA BIOSCIENCES, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 2:00 p.m. Pacific Time on Friday, January 19, 2018

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the special meeting of stockholders of Arcadia Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held on Friday, January 19, 2018 at 2:00 p.m. Pacific Time at the offices of Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, California 95618. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “Arcadia” refer to Arcadia Biosciences, Inc.

The Notice of Special Meeting, this Proxy Statement and form of proxy are first being mailed on or about December 27, 2017 to all stockholders entitled to vote at the Special Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

Q:	What items will be voted on at the Special Meeting?
A:	Stockholders will vote on the following items at the Special Meeting:
•

To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split at a ratio not less than 10-to-1 and not greater than 20-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before January 31, 2018 without further approval or authorization of our stockholders; and

•	To transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.
Q:	How does the Board of Directors recommend I vote on these proposals?
A:	The Board recommends a vote:
•

FOR the approval of the amendment to our amended and restated certificate of incorporation to effect a reverse stock split at a ratio not less than 10-to-1 and not greater than 20-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before January 31, 2018 without further approval or authorization of our stockholders.

Q:	Who may vote at the Special Meeting?
A:

Stockholders of record as of the close of business on December 15, 2017 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Special Meeting. As of the Record Date, there were 42,683,063 shares of Arcadia’s common stock issued and outstanding, held by 47 holders of record. Each share of Arcadia’s common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposal?
A:

The approval of the amendment to the Certificate of Incorporation to effect the reverse split requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal. With respect to this proposal, if a stockholder is a beneficial owner of shares held in street name, such stockholder’s bank, broker or other nominee will not be permitted to vote such stockholder’s shares on the approval of the amendment to our Certificate of Incorporation unless the bank or broker receives voting instructions from such stockholder.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?
A:

At the Special Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Special Meeting is required for the Special Meeting to proceed. If you have returned valid proxy instructions or attend the Special Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	If I am a stockholder of record of Arcadia’s shares, how do I vote?
A:	If you are a stockholder of record, there are four ways to vote:
•	In person. You may vote in person at the Special Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone . You may vote by proxy by calling the toll-free number found on the proxy card.
•	By Mail . You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by January 18, 2018.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on January 18, 2018.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:

If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•

In person . If you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet . You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Telephone . You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Mail . You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.
Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Arcadia.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will not have discretion to vote on the proposal to amend and restate the Certificate of Incorporation, which is a “non-routine” matter, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Special Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Arcadia’s Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 prior to your shares being voted, or (3) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Special Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q:	Can I attend the meeting in person?
A:

You are invited to attend the Special Meeting if you are a registered stockholder or a street name stockholder as of December 15, 2017, the Record Date. In order to enter the Special Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Special Meeting will not, by itself, revoke a proxy.

Q:	If I submit a proxy, how will it be voted?
A:

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the Special Meeting?
A:

Our Board of Directors is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Special Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Arcadia stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Arcadia that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 or (3) contact our Investor Relations department by email at ir@arcadiabio.com or by telephone at (530) 750-7191. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my Arcadia shares or need to change my mailing address?
A:

You may contact our transfer agent, AST, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at info@astfinancial.com, if you have questions about your Arcadia shares or need to change your mailing address.

Q:	Who will tabulate the votes?
A:	Matthew Plavan, Arcadia’s Chief Financial Officer, will serve as the Inspector of Elections and will tabulate the votes at the Special Meeting.
Q:	Where can I find the voting results of the Special Meeting?
A:

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

PROPOSAL ONE—APPROVAL OF AN AMENDMENT TO

OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO NOT LESS THAN 10-TO-1 AND NOT GREATER THAN 20-TO-1, WITH THE EXACT RATIO TO BE SET WITHIN THAT RANGE AT THE DISCRETION OF OUR BOARD OF DIRECTORS BEFORE JANUARY 31, 2018.

General

Our Board of Directors has adopted and is recommending that our stockholders approve proposed amendments to our amended and restated certificate of incorporation, and thereby authorize the Board of Directors, to select and file one such amendment to effect a reverse stock split of our outstanding shares of common stock. Holders of our common stock are being asked to approve the proposal that Article IV of our certificate of incorporation be amended to effect a reverse stock split of our common stock at a ratio in the range of 1:10 to 1:20, such ratio to be determined in the discretion of our Board of Directors. Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our certificate of incorporation and submit the amendment to stockholders for their approval. The form of proposed amendment to our certificate of incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement.

By approving this proposal, stockholders will approve a series of amendments to our certificate of incorporation pursuant to which any whole number of outstanding shares between and including ten and twenty would be combined into one share of our common stock, and authorize our Board of Directors to file only one such amendment, as determined by our Board of Directors in the manner described herein, and to abandon each amendment not selected by our Board of Directors. Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified reverse stock split ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board may also elect not to do any reverse split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of the NASDAQ Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders, will be effected, if at all, by January 31, 2018

The proposed amendment to our amended and restated certificate of incorporation to effect the reverse stock split will not change the number of authorized shares of common stock, or the par value of common stock.  As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split.

Purpose and Background of the Reverse Stock Split

On November 20, 2017, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•

the Board of Directors believes that effecting the reverse stock split could be an effective means of regaining compliance with the Minimum Bid Price Requirement for continued listing of our common stock on the NASDAQ Capital Market;

•

the Board of Directors believes that continued listing on the NASDAQ Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of the NASDAQ Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes after positive newsflow. Such increases in visibility and liquidity could also help facilitate future financings; and

•

the Board of Directors believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees.

If our stockholders approve this proposal, our Board of Directors will determine, in its discretion, whether and when to file a Certificate of Amendment to our Amended and Restated Certificate of Formation in the form of Annex A to this Proxy Statement with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Reverse Stock Split, if implemented, would not change the number of authorized shares of our Common Stock. Except for any insignificant changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately prior to the Reverse Stock Split as the stockholder did immediately prior to the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split (the "New Shares") will rise or remain constant in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split (the "Old Shares") or maintain a high enough per share trading price to maintain the Capital Market listing in the future.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. These factors include the status of the market for our Common Stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our Common Stock may not be sustainable at the direct arithmetic result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split Amendments

Corporate Matters. If approved and effected, the Reverse Stock Split would have the following effects:

•

the Old Shares owned by a stockholder would be converted automatically into the New Shares and beginning at the effective time of the Reverse Stock Split (the "Effective Time"), each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares;

•	the number of shares of our Common Stock issued and outstanding will be reduced proportionately based on the Reverse Stock Split ratio;
•

based on the Reverse Stock Split ratio, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of our Common Stock, which will result in approximately the same aggregate exercise price being required to be paid upon exercise of such options and warrants after the Reverse Stock Split as immediately before the Reverse Stock Split; and

•

After the effectiveness of the Reverse Stock Split, our Common Stock will have a new CUSIP number, which is used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for certificates with the new CUSIP number by following the procedures described below.

The following table contains approximate information relating to the number of authorized and outstanding common stock following the Reverse Stock Split at certain ratios based on share information as of December 8, 2017:

Common Stock	Pre-Split	10:1	15:1	20:1

Authorized	150,000,000	150,000,000	150,000,000	150,000,000
Outstanding	42,683,063	4,268,306	2,845,538	2,134,153
Reserved for future issuance pursuant to employee benefit plans	1,385,385	138,539	92,359	69,269
Reserved for future issuance pursuant to outstanding options	5,910,347	591,035	394,023	295,517
Reserved for future issuance pursuant to outstanding warrants	1,336,894	133,689	89,126	66,845
Authorized but unissued and unreserved	98,684,311	144,868,431	146,578,954	147,434,216

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered "Book-Entry" Holders of Common Stock (i.e. stockholders that are registered on the transfer agent's books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole New Shares, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our pre-Reverse Stock Split Common Stock (the "Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the "New Certificates"). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled to as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old

Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DISCARD OR DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Fractional shares will be rounded up to the next whole share. The Company will issue one full New Share to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued as a result of the treatment of fractional shares.

Odd Lots. If approved and effected, the Reverse Stock Split will result in some stockholders owning "odd lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Authorized Shares. Upon the completion of the Reverse Stock Split Amendments, the number of authorized shares of our Common Stock will not be reduced and will be equal to 150,000,000 shares.  Authorized but unissued Common Stock will be available for future issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock may be diluted. We have no present plan, agreement or understanding to issue any of our authorized but unissued shares of Common Stock if the Reverse Stock Split is effected.

Potential Anti-Takeover Effect.  Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the Reverse Stock Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Stock Incentive Plan.  Upon completion of the Reverse Stock Split, the number of shares of our Common Stock subject to our equity incentive plans, as well as the number of shares and exercise prices subject to outstanding options, shall be appropriately adjusted.

Accounting Matters. The Reverse Stock Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to Common Stock will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock for past financial periods will be conformed accordingly.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended ( i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

No Appraisal or Dissenters' Rights

Under Delaware Law, our stockholders are not entitled to appraisal or dissenters' rights with respect to the Reverse Stock Split Amendments, and we will not independently provide stockholders with any such right.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in the proposal as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in the proposal that are different from or greater than those of any of our other stockholders.

If the Proposal is Not Approved

If the Proposal is not approved, we will be unable to maintain the listing of our Common Stock on the Capital Market, which could adversely affect the liquidity and marketability of our Common Stock.

Required Vote

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve and adopt the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO NOT LESS THAN 10-TO-1 AND NOT GREATER THAN 20-TO-1, WITH THE EXACT RATIO TO BE SET WITHIN THAT RANGE AT THE DISCRETION OF OUR BOARD OF DIRECTORS BEFORE JANUARY 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of December 8, 2017 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)	each of our named executive officers as of December 31, 2016;
(3)	each of our directors; and
(4)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on December 8, 2017.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 8, 2017. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 42,683,063 shares of our common stock outstanding as of December 8, 2017.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers and Directors:
Rajendra Ketkar(1)	328,098	*
Matthew Plavan(2)	177,084	*
Kevin Comcowich(3)	15,970	*
Uday Garg(4)	10,213,763	23.3%
Eric J. Rey(5)	1,166,784	2.7%
Gregory D. Waller	—	*
Amy Yoder	—	*
Mark W. Wong(6)	9,500	*
Roger Salameh(7)	40,419	*
Vic C. Knauf, Ph.D.(8)	460,979	1.1%
Wendy S. Neal(9)	3,750	*
All current executive officers and directors as a group (8 persons)(10)	12,069,103	27.2%
5% Stockholders:
Moral Compass Corporation(11)	22,515,364	52.8%
4835 E. Exeter Blvd. Phoenix, AZ 85018
Mandala Agribusiness Fund(4)	10,195,651	23.3%
c/o GFin Corporate Services Ltd., 9th Floor, Orange Tower, Cybercity, Ebene, Mauritius

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

Mr. Ketkar is our current President and Chief Executive Officer and a member of our Board of Directors. Beneficial ownership consists of 328,098 shares of common stock issuable pursuant to stock options exercisable within 60 days after December 8, 2017.

(2)	Mr. Plavan is our current Chief Financial Officer. Beneficial ownership consists of 177,084 shares of common stock issuable pursuant to stock options exercisable within 60 days after December 8, 2017.
(3)

Mr. Comcowich is the current chair of our Board of Directors. Beneficial ownership consists of 15,970 shares of common stock issuable pursuant to stock options exercisable within 60 days after December 8, 2017.

(4)

Beneficial ownership information is based on information for Mandala Agribusiness Fund (“MAF”). Also included are 18,112 shares of common stock issuable pursuant to stock options exercisable within 60 days after December 8, 2017, which Mr. Garg received as a member of our Board of Directors. The board of directors of MAF has shared voting and dispositive power over (i) 8,705,808 shares of common stock owned by Mandala Agribusiness Co-Investments I Ltd. (“MACIL”), (ii) 375,000 shares of common stock owned by Mandala Capital AG Limited (“MCAL”), and (iii) 1,114,843 shares of common stock issuable pursuant to warrants held by MACIL that are currently exercisable. Mr. Garg is the managing director and a member of the board of directors of MACIL. Mr. Garg, Tej Gujadhur, and Sheokumar Gujadhur are members of the board of directors of MAF.

(5)

Mr. Rey serves as a member of our Board of Directors and previously served as our President and Chief Executive Officer. Beneficial ownership consists of (i) 146,680 shares of common stock and (ii) 1,020,104 shares of common stock issuable pursuant to stock options exercisable within 60 days after December 8, 2017.

(6)

Mr. Wong served as our Acting President and Chief Executive Officer from January 12, 2016 to February 10, 2016 and as a member of our Board of Directors.  Beneficial ownership consists of 9,500 shares of common stock.

(7)

Mr. Salameh served as our Interim President and Chief Executive Officer from February 11, 2016 to May 23, 2016. His beneficial ownership, which includes shares and options held by his spouse, consists of (i) 17,397 shares of common stock and (ii) 23,022 shares of common stock issuable pursuant to stock options exercisable within 60 days after December 8, 2017.

(8)

Mr. Knauf served as our Chief Scientific Officer until his retirement on December 31, 2016 and served as a member of our Board of Directors until June 7, 2017.  His beneficial ownership consists of (i) 47,134 shares of common stock, (ii) 408 shares of common stock issuable pursuant to a warrant that is currently exercisable, and (iii) 413,437shares of common stock issuable pursuant to stock options exercisable within 60 days after December 8, 2017.

(9)	Ms. Neal served as our Chief Legal Officer until her separation from the Company on February 3, 2017. Her beneficial ownership consists of 3,750 shares of common stock.
(10)

Beneficial ownership consists of (i) 9,238,642 shares of common stock (ii) 1,114,843 shares of common stock issuable pursuant to exercisable warrants, and (iii) 1,715,618 shares of common stock subject to options exercisable within 60 days after December 8, 2017, in each case beneficially owned by our current executive officers and directors.

(11)

Beneficial ownership is based on information contained in a Schedule 13D filed on March 10, 2017 by Moral Compass Corporation (“MCC”). This schedule indicates that, as of March 10, 2017, MCC had sole voting and sole dispositive power over 22,515,364 shares of our common stock. MCC is owned by the John G. Sperling 2012 Irrevocable Trusts No. 1, 2 and 3 (collectively, the “Sperling Trusts”). Ms. Shupp, Terri Bishop, and Peter Sperling together serve as trustees of the Sperling Trusts and have shared voting and investment power of the shares held by MCC.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Special Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Davis, California

December __, 2017

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARCADIA BIOSCIENCES, INC.

Arcadia Biosciences, Inc., a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

FIRST:  The name of the Corporation is Arcadia Biosciences, Inc.

SECOND:  The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law, adopted resolutions to amend Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

ARTICLE IV

A.    Classes of Stock.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is One Hundred and Seventy Million (170,000,000) shares, consisting of One Hundred and Fifty Million (150,000,000) shares of Common Stock, par value $0.001 per share, and Twenty Million (20,000,000) shares of Preferred Stock, par value $0.001 per share.

Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment pursuant to the General Corporation Law of the State of Delaware, each ____*[to be in a range from 10:1 to 20:1] shares of the corporation's Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional share interests described below (the "Reverse Stock Split").  No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Fractional shares will be rounded up to the next whole share.  The corporation will issue one full share of the post Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an "Old Certificate") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."

THIRD:  This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly executed by its authorized officer on January __, 2018.

ARCADIA BIOSCIENCES, INC.

By:	/s/ Rajendra Ketkar
Rajendra Ketkar
President and Chief Executive Officer

WITHIN BOX] Date Signature (Joint Owners) Date v1.1

ARCADIA BIOSCIENCES, INC. 202 COUSTEAU PLACE SUITE 105 DAVIS, CA 95618 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E35015-S66109 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARCADIA BIOSCIENCES, INC. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1. To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split at a ratio not less than 10-to-1 and not greater than 20-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before January 31, 2018 without further approval or authorization of our stockholders. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Directions to the Special Meeting of Stockholders to be held on January 19, 2018 at Arcadia Biosciences, Inc. 202 Cousteau Place, Suite 105, Davis, California 95618 Directions from the East (San Francisco): • Take I-80 West toward Davis • Take the Mace Boulevard exit, EXIT 75 • Turn right onto Mace Boulevard • Turn left on Second Street • Turn right on Cousteau Place • Arcadia Biosciences is located at the corner of Second Street and Cousteau Place in the PG&E building • Free parking is available in the adjacent parking lot Directions from the North (Sacramento International Airport): • Drive north on Airport Boulevard • Take I-5 North toward Redding • Take the County Road 102 exit, EXIT 536 • Turn left onto County Road 102 • Turn right on East Covell Boulevard • At the next block, turn left on L Street • L Street veers to the left and becomes Second Street • Turn left at Cousteau Place • Arcadia Biosciences is located at the corner of Second Street and Cousteau Place in the PG&E building • Free parking is available in the adjacent parking lot Directions from the North (Sacramento International Airport): • Take I-80 East toward Sacramento • Take the Chiles Road exit in Davis, EXIT 75 • Turn left on Chiles Road, and stay in the left lane • Turn left on Mace Boulevard and proceed north over the freeway • Turn left on Second Street • Turn right on Cousteau Place • Arcadia Biosciences is located at the corner of Second Street and Cousteau Place in the PG&E building • Free parking is available in the adjacent parking lot Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on January 19, 2018: The Notice and Proxy Statement is available at www.proxyvote.com. E35016-S66109 ARCADIA BIOSCIENCES, INC. Special Meeting of Stockholders January 19, 2018 2:00 P.M. PST This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Kevin Comcowich and Mathew T. Plavan, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of, Arcadia Biosciences, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on January 19, 2018, at 2:00 P.M. PST, at the offices of Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, California 95618, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in his discretion upon such other matters as may properly come before the Special Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting and Proxy Statement, dated December 26, 2017. The undersigned hereby expressly revoke(s) any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Arcadia Biosciences, Inc., give(s) notice of such revocation. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends that you vote FOR the approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split at a ratio not less than 10-to-1 and not greater than 20-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before January 31, 2018, without further approval or authorization of our stockholders. This proxy may be revoked at any time prior to the time it is voted. Continued and to be signed on reverse side